Exhibit 99.3
BellRing Brands Announces Leadership Transition Plan
St. Louis - February 3, 2026 - BellRing Brands, Inc. (NYSE:BRBR) (“BellRing”)(the “Company”) today announced that its President and Chief Executive Officer Darcy Davenport has decided to retire from the Company, effective upon the earlier of the appointment of a new Chief Executive Officer or September 30, 2026, the end of the Company’s fiscal year.
Ms. Davenport will continue to serve as President and Chief Executive Officer and as a member of the Board until the effective date of the transition, after which she will serve in an advisory role to ensure a smooth transition of leadership responsibilities and provide strategic support. The Board has commenced a comprehensive external search to identify the Company’s next CEO.
“On behalf of the BellRing Board, I want to thank Darcy for her leadership and incredible contributions to the Company,” said Robert V. Vitale, Chairman of the Board of Directors. “Darcy started with Premier Nutrition as Vice President, Marketing in 2011 and became the leader of Premier Nutrition Company after Post Holdings acquired it in 2014. Managing the integration of Dymatize and PowerBar into Premier Nutrition, she led sales growth from $140 million to over $2.3 billion and helped create a pure-play company focused on proactive wellness. Under Darcy’s leadership, BellRing has built a portfolio of category-leading products, expanded key customer relationships and laid a strong foundation for long-term growth. We appreciate her continued leadership through this transition and look forward to working with her in an advisory capacity to continue to help shape our strategy.”
Ms. Davenport said, “It has been an honor to lead BellRing and work alongside such a talented team. I am proud of what we have accomplished together, the company culture of good energy that we have created and the roadmap we have established for the future. As the Board conducts its search, I remain focused on achieving our fiscal 2026 objectives and continuing to execute on our strategic priorities. The foundation of BellRing is strong, and I look forward to helping the Board and the Company’s new CEO advance toward its next chapter of growth.”
Forward-Looking Statements
Forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, are made in this press release. These forward-looking statements are sometimes identified from the use of forward-looking words such as “believe,” “should,” “could,” “potential,” “continue,” “expect,” “project,” “estimate,” “predict,” “anticipate,” “aim,” “intend,” “plan,” “forecast,” “target,” “is likely,” “will,” “can,” “may” or “would” or the negative of these terms or similar expressions elsewhere in this press release. All forward-looking statements are subject to a number of important factors, risks, uncertainties and assumptions that could cause actual results to differ materially from those described in any forward-looking statements. These factors and risks include, but are not limited to, financial, operational and legal risks and uncertainties detailed from time to time in BellRing’s cautionary statements contained in its filings with the Securities and Exchange Commission. These forward-looking statements represent BellRing’s judgment as of the date of this press release. BellRing disclaims, however, any intent or obligation to update these forward-looking statements.
About BellRing Brands, Inc.
BellRing Brands, Inc. (NYSE: BRBR) is a dynamic and fast-growing consumer brands business with the purpose of Changing Lives with Good Energy. Focused on growing the proactive wellness category, the company’s brands include Premier Protein, the #1 ready-to-drink protein and proactive wellness brand, and Dymatize, the brand behind the #1 hydrolyzed protein powder. A culture-driven, pure-play company, BellRing Brands believes nutrition is at the core of a healthy world and produces products with best-in-class nutritional profiles and exceptional flavors. Its products are distributed in over 90 countries across club, mass, food, eCommerce, specialty, drug and convenience. To learn more visit www.bellring.com.
Contact:
Investor Relations
Jennifer Meyer
jennifer.meyer@bellringbrands.com
(415) 814-9388